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                                                                   Exhibit 32(b)
                           ONCOR ELECTRIC DELIVERY COMPANY
                        Certificate Pursuant to Section 906
                          of Sarbanes - Oxley Act of 2002
                                CERTIFICATION OF PFO

   The undersigned, Scott Longhurst, Principal Financial Officer of Oncor Electric Delivery Company (the "Company"), DOES HEREBY CERTIFY that:

1. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934,as amended; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

   IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 13th day of August, 2003.



                                  /s/   Scott Longhurst
                         ------------------------------------

                         Name:    Scott Longhurst
                         Title:   Principal Financial Officer
















A signed original of this written statement required by Section 906 has been provided to Oncor Electric Delivery Company and will be retained by Oncor Electric Delivery Company and furnished to the Securities and Exchange Commission or its staff upon request.